                                                                   EXHIBIT 10.20

             AMENDED AND RESTATED GUARANTEE REIMBURSEMENT AGREEMENT

          AMENDED AND RESTATED GUARANTEE REIMBURSEMENT AGREEMENT dated as of April 28, 1998 among VENCOR, INC., a Delaware corporation ("Vencor"), VENCOR HEALTHCARE, INC., a Delaware corporation ("Healthcare"), and TENET HEALTHCARE CORPORATION, INC., a Nevada corporation ("Tenet"). Vencor and Healthcare are collectively referred to herein as "Guarantors," and each is sometimes referred to herein as a Guarantor.

          WHEREAS, on January 31, 1990, Tenet, then known as National Medical Enterprises Inc., and The Hillhaven Corporation, a Nevada corporation that prior thereto was a subsidiary of Tenet ("Hillhaven"), entered into a Guarantee Reimbursement Agreement, dated as of the date thereof (which, together with all amendments, is referred to herein as the "Guarantee and Reimbursement Agreement"), in connection with the reorganization of certain of the businesses theretofore conducted by Tenet's long-term care group and the pro rata distribution to Tenet's shareholders of Hillhaven common stock;

          WHEREAS, the Guarantee Reimbursement Agreement covered all debt, lease, partnership, payment and other obligations described in Appendix A to the Guarantee Reimbursement Agreement (said Appendix A is incorporated herein by reference) (as such obligations, subsequent to January 31, 1990, have been amended, modified, supplemented, expanded, terminated or reduced pursuant to the various amendments to the Guarantee Reimbursement Agreement and/or satisfaction of certain obligations by Vencor or its Subsidiaries, herein referred to as the "Obligations");

          WHEREAS, Hillhaven and Vencor entered into an Agreement and Plan of Merger dated as of April 23, 1995 and as amended and restated as of July 31, 1995 (the "Merger Agreement"), providing for the merger of Hillhaven with and into Vencor, in connection with which Vencor assumed Hillhaven's liabilities under the Guarantee and Reimbursement Agreement;

          WHEREAS, on April 27, 1998, Vencor received approval from its stockholders of an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization"), pursuant to which among other things, Vencor will transfer certain of its assets to Healthcare and will distribute to its stockholders all of the common stock of Healthcare, and Vencor will change its name to Ventas, Inc.; and

          WHEREAS, to facilitate the transactions contemplated by the Agreement and Plan of Reorganization and in order to reaffirm certain of Vencor's obligations to Tenet under the Guarantee and Reimbursement Agreement, as assumed by Vencor, and amend or delete certain other of Vencor's obligations thereunder, including but not limited to the obligation to pay a guarantee fee, previously contained in Section 2 of the Guarantee

Reimbursement Agreement, each of the Guarantors agrees to be a primary obligor with respect to the obligations and liabilities under the Guarantee Reimbursement Agreement;

          NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree that the Guarantee Reimbursement Agreement shall be amended and restated as follows:

     1.  Agreement to Reimburse Tenet for Payments of the Obligations.
         -------------------------------------------------------------

     (a) Reimbursement. Guarantors agree, jointly and severally, that they shall
         -------------
reimburse Tenet, promptly on demand, for all Obligations paid by Tenet or its subsidiaries on or after January 31, 1990 not theretofore reimbursed by Guarantors. Payments and notices shall be made or given, as the case may be, in accordance with the provisions of Sections 1(c), 2 and 7(b).

     (b) Interest on Unpaid Reimbursements. Guarantors, jointly and severally,
         ---------------------------------
shall pay to Tenet interest on all payments of the Obligations by Tenet to the extent that payment of such Obligations is not reimbursed by Guarantors on the same day Tenet or its subsidiaries make such payments, such interest to accrue from the date of each payment until reimbursement thereof has occurred in full, on demand, at the maximum interest rate permitted by law. Interest payable shall be computed on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

     (c) Payments. All payments due to Tenet hereunder shall be made in lawful
         --------
currency of the United States in immediately available funds, by transfer, with sufficient information to identify the source and application of funds, to such account as Tenet may identify from time to time, or in such other manner or at such other address as may be designated by Tenet in writing. In the event the date specified for any payment hereunder is not a Business Day, such payment shall be made on the next following Business Day and Interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.

     (d) Duty to Pay Absolute. The duty of Guarantors to make any and all
         --------------------
payments in the manner specified hereunder shall be joint and several, unconditional, irrevocable and absolute, and all such payments shall be made strictly in accordance with the terms hereof under all circumstances, including, without limitation, the following:

          (i) Any lack of validity or enforceability of the agreements pursuant to which the Obligations were incurred, this Agreement, or any other document, instrument or agreement relating thereto or hereto (including, without limitation, any Assumption Agreements or any guarantees with respect to the Obligations) (sometimes hereinafter being referred to collectively and severally as the "Related Documents");

          (ii) Any change in the time, manner or place of payment of, or any other term of, any or all of the Obligations;

          (iii) Any release, amendment or waiver of, or any consent to or departure from, any or all provisions of the Related Documents;

          (iv) The existence of any claim, set-off, defense or other right (including, but not limited to, right of contribution or similar right, if any) which Guarantors may have at any time against Tenet, each other or any other Person, whether in connection with a Related Document, a transaction contemplated by a Related Document or any other transaction; and

          (v) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantors, any Subsidiary or Tenet.

Guarantors hereby waive, to the fullest extent permitted by law, any right to proceed or make a claim against Tenet arising out of Tenet's payment of any amount, whether or not any of the foregoing circumstances shall exist at any time.

     2. Notice of Certain Payment Defaults. Prepayments or Terminations of
        ------------------------------------------------------------------
Assumed Leases.
---------------

     If either of Guarantors or any Subsidiary defaults in the payment of any Obligation or prepays any Obligation, whether in whole or in part, or if any of the Assumed Leases terminates, Guarantors shall give Tenet notice of such payment default, prepayment or termination on the same day as the occurrence of such payment default, prepayment or termination by telephonic notice confirmed on the same day in writing or by telex or telecopy. Any confirmation in writing provided pursuant to this Section 2 shall be provided in accordance with Section 7(b).

     3. Affirmative Covenants.
        ----------------------

     So long as Tenet or any subsidiary thereof remains obligated (either directly or indirectly or as guarantor or otherwise) with respect to any outstanding Obligations, or any amount is owing to Tenet hereunder, Guarantors shall, unless otherwise consented in writing by Tenet:

     (a) Financial Statements. Furnish to Tenet:
         --------------------

          (i) as soon as available, but in any event not later than 120 days after the close of each fiscal year of each of Vencor and Healthcare, a copy of the audited consolidated balance sheet of each of Vencor and Healthcare, and its respective Consolidated Subsidiaries as at the end of such fiscal year, and related audited consolidated statements of income, cash flows and changes in stockholders' equity of each of Vencor and Healthcare and its respective Consolidated Subsidiaries for such fiscal year, setting forth for each fiscal year beginning with the fiscal year ending December 31, 1998, with respect to each of such other financial statements in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior fiscal year, except as disclosed therein, such consolidated financial statements containing a report of Independent Certified Public Accountants (such report not to be qualified or limited because of any restricted or limited examination made by such accountants); and

          (ii) a copy of each of the Guarantors' Quarterly Reports on Form 10-Q at such time as it is furnished to such Guarantor's stockholders.

     (b) Payment of Obligations and Liabilities. Pay and discharge, and cause
         --------------------------------------
the Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, except (i) (other than with respect to tax liabilities and obligations and liabilities under the Assumption Agreements, the Assumed Leases and this Agreement, each of which shall be paid and discharged on or before the due date thereof) where the failure to pay or discharge, or to cause to be paid or discharged, would not in the aggregate have material adverse effect on the business, operations, properties or financial or other condition of Guarantors and the Subsidiaries, taken as a whole or (ii) (other than with respect to obligations and liabilities under the Assumption Agreements, the Assumed Leases and this Agreement, each of which shall be paid and discharged on or before the due date thereof) where the same may be contested in good faith, in which case Guarantors shall maintain, and cause the Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     (c) Maintenance of Properties; Insurance. Keep, and cause the Subsidiaries
         ------------------------------------
to keep, all properties useful and necessary in the business of Guarantors and the Subsidiaries in good working order and condition, maintain, and cause the Subsidiaries to maintain, with financially sound and reputable insurance companies (which insurance companies may be, subject to the proviso below, part of Guarantors' self-insurance program) insurance on all their properties in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or a similar business and maintain professional liability and malpractice insurance against claims usually insured against by skilled nursing and other long term care facilities and the personnel connected with such facilities, provided that for professional liability and malpractice insurance Guarantors shall not increase the deductible (or self-insured retention) to more than $100,000 per claim, unless it is financially advantageous for Guarantors to do so and such increase is approved in writing by Tenet, which approval shall not be unreasonably withheld; and furnish to Tenet, upon request, full information as to the insurance carried.

     (d) Notice. Promptly give notice to Tenet (i) of the occurrence of any
         ------
Default or Event of Default hereunder, (ii) of any default or event of default under any material instrument or other agreement of either of the Guarantors or any Subsidiary, (iii) of any litigation, proceeding, investigation or dispute which may exist at any time between either of the Guarantors or any Subsidiary and any governmental authority which might have a material adverse effect upon the business, operations, assets or condition, financial or otherwise, of either of the Guarantors and its Subsidiaries, taken as a whole, (iv) of all litigation and proceedings affecting either of the Guarantors or any Subsidiary (A) in which the amount involved is equal to at least 5% of Consolidated Net Worth of such Guarantor at the time of the commencement, or at any time during the continuance, of such litigation or proceeding and not fully covered by insurance (other than self-insurance or insurance deductibles) or (B) in which injunctive or similar relief is sought and which might have a material adverse effect on such Guarantor and its Subsidiaries, taken as a whole, (v) as soon as possible and in any event within 30 days after either Guarantor knows or has reason to know that (A) any Reportable Event has occurred with respect to any Plan, (B) a transaction prohibited under Section 4975 of the Code or Section 406 of ERISA resulting in a material liability to such Guarantor, a Subsidiary or any Person that Guarantors or a Subsidiary has an obligation to indemnify has occurred, (C) a Plan has incurred an accumulated funding deficiency as described in Section 412 of the Code or Section 302 of ERISA, whether or not waived, (D) there has been a failure to make contributions to a Plan which may give rise to a lien,
(E) there has been an amendment to a Plan which required the granting of a security interest, (F) there has been a termination of a Plan or there are proceedings which are likely to be or have been instituted to terminate a Plan with unfunded benefit liabilities as described in Section 4001(a)(18) of ERISA or unfunded retiree medical benefits, or (G) either of the Guarantors or a Subsidiary (or any respective ERISA Affiliate has incurred liability under Section 515 or Title IV of ERISA (including withdrawal liability) with respect to a Plan, and deliver to Tenet a certificate of the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of either of the Guarantors setting forth details as to such event and the action that such Guarantor proposes to take with respect thereto, together with a copy of any notices that may be required to be filed with the

Internal Revenue Service, the PBGC or any other authority, or any notice delivered by such authority, and (vi) immediately after the occurrence of a material adverse change in the business, operations, assets or condition, financial or otherwise, of either of the Guarantors and its Subsidiaries, taken as a whole, and deliver to Tenet a certificate of the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of such Guarantor setting forth the details of such change and what action such Guarantor proposes to take with respect thereto. For all purposes of Section 3(a)(v), Guarantors shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of any such Plan.

     (e) Conduct of Business; Maintenance of Existence and Compliance With Law.
         ----------------------------------------------------------------------
Continue, and cause the Consolidated Subsidiaries of each Guarantor to continue, to engage primarily in business of the same general type as now contemplated to be conducted by such Guarantor and its Consolidated Subsidiaries, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain their rights, privileges and franchises necessary or desirable in the normal conduct of business, provided that the foregoing shall not be deemed to prohibit any actions expressly permitted under Section 3(e) hereof; comply, and cause each Subsidiary to comply, with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including without limitation ERISA and the rules and regulations thereunder and Public Law 92-603), and hold and maintain, and at all times cause each Subsidiary to hold and maintain, in full force and effect all certifications, favorable governmental reviews, governmental approvals, licenses and permits necessary or desirable to enable Guarantors and the Subsidiaries to conduct their respective businesses as not contemplated to be conducted except where the failure to comply therewith or hold and maintain such certifications, favorable governmental reviews, governmental approvals, licenses or permits would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties or financial or other condition of either Guarantor and its Subsidiaries, taken as a whole, and except where compliance with any such laws, ordinances, rules, regulations or requirements would cause Guarantors or a Subsidiary to violate laws of the United States of America to which such Guarantor or such Subsidiary is subject, notwithstanding the foregoing, (i) a Subsidiary may reincorporate in another state or merge with or into the Guarantor that is its parent or another Subsidiary wholly-owned by such Guarantor or other Subsidiaries and (ii) Guarantors may reincorporate in another state or merge with or into a Subsidiary wholly-owned by such Guarantor or other Subsidiaries, provided that the successor corporation assumes in writing all the obligations of such Guarantor hereunder and said successor corporation of such obligations is effective and is fully binding upon and enforceable against such successor corporation.

     (f) Books and Records. The Guarantors each agree to maintain complete and
         -----------------
accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) as required by law. In addition, if (i) an Event of Default under this Agreement or
(ii) an event of default (as such term is defined therein) under any loan agreement, credit facility or indenture having an outstanding balance of at least $10,000,000, the effect of which is to cause the lender or creditor thereunder to have a right of redemption or to accelerate the maturity of such indebtedness, shall occur, and in the case of (i), continue for a period of 15 days, Tenet and its duly authorized representative shall have the right, during normal business hours and upon reasonable notice, to examine and copy such books and records and all other documents and materials in the possession of and under the control of the Guarantors with respect to subject matter and terms of this Agreement. Tenet shall (and shall cause its representative to) keep confidential and shall not use or disclose, other than in connection with the enforcement of its rights hereunder, any non-public information contained in any of such books and records.

     4. Negative Covenants.
        -------------------

     So long as Tenet or any subsidiary of Tenet remains obligated (either directly or as guarantor or otherwise) with respect to any outstanding Obligations, or any amount is owing to Tenet hereunder, Guarantors shall not, unless otherwise consented to in writing by Tenet:

     (a) Limitation of Fundamental Changes. Merge or consolidate with any other
         ---------------------------------
Person (except as expressly permitted by Section 3(e) hereof) unless, after giving effect to such merger or consolidation, no Default or Event of Default has occurred and is continuing, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or dispose of or lease or sell, or permit any Subsidiary to dispose of or lease or sell, all or any substantial portion of its properties, assets and business to any other Person, except that Guarantors or any Subsidiary may lease, sell or otherwise dispose of all or any part of its property, assets or business (including, without limitation, Stock) to any Person, including, without limitation, a Guarantor or a Consolidated Subsidiary for consideration at least equal to the fair market value of such properties, assets or business (as determined by the Board of Directors of Guarantors in good faith).

     (b) Maintenance of Consolidated Net Worth. Permit at any time the Net Worth
         -------------------------------------
of the Guarantors (or any successors thereto) on a combined basis to be less than $500 million. "Net Worth" shall mean, at a particular date, all amounts which, in conformity with generally accepted accounting principles, would be included under stockholders' equity on a consolidated balance sheet of each of the Guarantors and their consolidated subsidiaries, taken together, at such date.

     5. No Amendments or Waiver, etc. Except in Writing; Remedies Cumulative.
        ---------------------------------------------------------------------

     No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Tenet and the Guarantors.

     6. Indemnification.
        ----------------

     In addition to the amounts payable under Section 1, Guarantors hereby agree, jointly and severally, to protect, indemnify, pay and save Tenet harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Tenet incurs or becomes subject to as a consequence, direct or indirect, of (i) any breach by either of the Guarantors of any covenant, term or condition in, or the occurrence of any Default or Event of Default under, this Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach, Default or Event of Default and (ii) defense against any legal action commenced to challenge this Agreement, all to the extent not caused or incurred as a result of the gross negligence or willful misconduct of Tenet.

     The obligations of Guarantors under this Section 6 shall survive the termination of this Agreement.

     7. Miscellaneous.
        --------------

     (a) Binding Effect; Assignment. This Agreement is a continuing obligation
         --------------------------
and shall be binding upon and inure to the benefit of and be enforceable by Tenet and Guarantors and their respective successors, transferees and assigns, provided that Guarantors may not transfer or assign all or any part of this
--------
Agreement without the prior written consent of Tenet.

     (b) Notices. All notices, consents, requests, instructions, approvals and
         -------
other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or sent by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other in writing):

          If to Tenet:

                    Tenet Healthcare Corporation
                    c/o Tenet Health Systems
                    14001 Dallas Parkway
                    Dallas, TX 75240
                    Telecopy no.:  (972) 702-6595
                    Attention:  Controller

          with a copy to:

                    Tenet Healthcare Corporation
                    3820 State Street
                    Santa Barbara, CA 93105
                    Santa Monica, California 90404
                    Telecopy no.:  (805) 563-7085
                    Attention:  General Counsel

          If to Vencor:

                    Vencor Healthcare, Inc.
                    3300 Aegon Center
                    400 West Market Street
                    Louisville, Kentucky 40202
                    Telecopy no.:  (502) 596-7901
                    Attention:  President

          If to Healthcare:

                    Vencor Healthcare, Inc.
                    3300 Aegon Center
                    400 West Market Street
                    Louisville, Kentucky 40202
                    Telecopy no.:  (502) 596-4075
                    Attention:  President

     (c) Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

     (d) Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California.

          (e) Construction. In this Agreement:
              ------------

          (i) Unless the context otherwise requires, the terms "herein," "hereof," and "hereunder" refer to this Agreement;

          (ii) the headings of the sections and subsections hereof and the table of contents hereof are inserted for convenience only and do not constitute a part of this Agreement; and

          (iii) all references to the Assumption Agreements and the Assumed Leases shall refer to such agreements as the same have been, and hereafter may be amended, supplemented or modified from time to time.

           8. Definitions.
              -----------

           The terms defined in this Section (unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Section.

          "Affiliate":  as to any Person, any Person directly or indirectly
           ---------
controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement":  this Amended and Restated Guarantee Reimbursement
           ---------
Agreement, as the same may be amended, supplemented or modified from time to time.

          "Assumed Leases":  mean those leases the obligations under which were
           --------------
assumed by Vencor or its predecessor or a subsidiary thereof and which theretofore had been the obligations of Tenet and/or certain subsidiaries of Tenet, as either a tenant or a guarantor.

          "Assumption Agreements":  the various Assignment and Assumption of
           ---------------------
Lease Agreements dated on or prior to January 31, 1990, or subsequent thereto, between Tenet and/or certain of Tenet subsidiaries, on the one hand, and certain Subsidiaries, on the other hand, each together with the related Guaranty of Lease.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in the City of Los Angeles, the State of California are authorized or required by law to close.

          "Consolidated Subsidiaries":  all Subsidiaries of a Guarantor, the
           -------------------------
accounts of which have been, or which in accordance with GAAP should be, consolidated with the accounts of such Guarantor on a consolidated balance sheet of such Guarantor.

          "Counsel for Guarantors":  at any particular date, such counsel, who
           ----------------------
may be the General Counsel or Assistant General Counsel of Guarantors at such date, as may be selected by Guarantors.

          "Default":  any of the events specified in Section 9, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "$":  dollars in lawful currency of the United States of America.
           -

          "ERISA":  the Employee Retirement Income Security Act of 1974, as the
           -----
same may be amended, supplemented or modified from time to time.

          "ERISA Affiliate":  each trade or business (whether or not
           ---------------
incorporated) which together with Guarantors or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA or under subsection (b), (c), (m) or (o) of Section 414 of the Code.

          "Event of Default":  any of the events specified in Section 9 hereof,
           ----------------
provided that any requirement for the giving of notice, lapse of time, or both, or any other condition, has been satisfied.

          "GAAP":  generally accepted accounting principles as in effect from
           ----
time to time in the United States of America.

          "Independent Certified Public Accountants":  a firm of independent
           ----------------------------------------
accountants which is known as one of the "big Six" accounting firms, selected by Guarantors.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA.

          "Person":  an individual, partnership, corporation, business trust,
           ------
joint stock company, truck, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

          "Plan":  any employee benefit plan described in Section 3(2) of ERISA
           ----
established or maintained by Guarantors or a Subsidiary in respect of which Guarantors or a commonly controlled entity is an "employer" as defined in
Section 3(5) of ERISA or with respect to which Guarantors, a subsidiary or a commonly controlled entity has an obligation to contribute.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA or the regulations thereunder.

          "Stock":  the meaning assigned to the term 'margin stock' in
           -----
subsection 221.2(h) of Regulation U of the Board of

Governors of the Federal Reserve System, as the same may be amended, supplemented or modified from time to time.

          "Subsidiary":  any corporation of which more than 50% of the
           ----------
outstanding shares of stock having ordinary voting power to elect a majority of the board of directors (other than stock having such power only by reason of the happening of a contingency) is at the time owned by either of the Guarantors or by one or more of its subsidiaries or by such Guarantor and one or more of its subsidiaries.

           9. Event of Default. An Event of Default shall mean any of the
              ----------------
following: (a) any failure by either Guarantor to pay any amount payable under this Agreement when due and payable, or any failure of Guarantor or any Subsidiary to pay any other amount when due with respect to any of the Obligations as and when due or within any applicable cure period; (b) the failure by either Guarantor to observe or perform any of its obligations hereunder, which failure shall continue unremedied for a period of 30 days after its receipt of written notice of such failure from Tenet; (c) the failure of any representation or warranty made or deemed to be made by either Guarantor hereunder (including in any financial statements or documents provided pursuant to this Agreement) to be true and correct as of the date made or deemed to be made; (d) the entry by a court having jurisdiction over a Guarantor of a decree of order for relief in respect of such Guarantor in an involuntary case of proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law; or (e) the commencement by any Guarantor or third party of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Guarantor to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it. If an Event of Default occurs (i) Tenet, by notice to the Guarantors, may declare any or all amounts payable by the Guarantors under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, without presentment, demand, protest, or other notice of any kind, or right of offset, all of which are expressly waived, anything contained herein to the contrary notwithstanding; provided that no payment by a Guarantor pursuant to
                          --------
this Section 9 shall relieve either Guarantor from making any and all future payments pursuant to this Agreement when due and payable under this Agreement, and (ii) the party that did not default will have such remedy as is available under laws and regulations relating thereto. Notwithstanding the foregoing, none of the foregoing events shall be deemed an Event of Default hereunder to the extent (and during the time period) Tenet has provided a written waiver thereof pursuant hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                   VENCOR, INC.


                                   By: /s/ Jill L. Force
                                   -------------------------------
                                       Name: Jill L. Force
                                       Title: Vice President



                                   VENCOR HEALTHCARE, INC.


                                   By: /s/ Jill L. Force
                                   -------------------------------
                                       Name: Jill L. Force
                                       Title: Vice President



                                   TENET HEALTHCARE CORPORATION


                                   By: /s/ L.G. Hixon
                                   -------------------------------
                                       Name: Lawrence G. Hixon
                                       Title: Vice President